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                                                                   EXHIBIT 10.20

                Amended and Restated Einstein/Noah Bagel Corp.
                          Employee Retention Program

     1.   Statement of Purpose; Summary. Einstein/Noah Bagel Corp. ("ENBC") is
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currently pursuing the following initiatives (the "Business Initiatives"): (a)
development of information systems that are independent of Boston Chicken, Inc. ("BCI"); (b) development of a business infrastructure that is independent of BCI, so that ENBC will no longer depend upon BCI for the provision of accounting, administration or systems support services; and (c) possible modification of its capital structure to eliminate the minority equity interest in Einstein/Noah Bagel Partners, L.P. and to reduce the amount of outstanding indebtedness of ENBC (the "Restructuring"). ENBC's employee retention program (the "Retention Program") provides for compensation of up to 30 identified officers and key employees of ENBC ("Critical Employees") in order to assure their retention and availability to ENBC during the Restructuring. In addition, the Retention Program provides for the payment of compensation in the form of discretionary bonuses of up to $150,000 ("Discretionary Bonuses") to persons and in amounts determined by ENBC's Chief Executive Officer in his sole discretion. The aggregate amount of bonuses payable pursuant to the Retention Program (including Discretionary Bonuses) will not exceed $2,609,750 ("Stay Bonuses").

     2.   Critical Employees. The names of each Critical Employee and the amount
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of his or her Stay Bonus is specifically described on the Schedule of Payments for the Retention Program. The employees selected to receive Stay Bonuses pursuant to the Retention Program are considered by ENBC to be critical to ENBC's Business Initiatives. Specifically, these employees possess unique or critical knowledge of ENBC's business, which knowledge (1) is necessary to assure the successful completion of ENBC's Business Initiatives and assure ENBC's continuation as an ongoing business enterprise and (2) could not be readily replaced on the open market.

     3.   Bonus Amounts. The amounts of the Stay Bonuses for each Critical
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Employee have been determined by ENBC's Chief Executive Officer after consultation with other members of management and members of the Board of Directors' compensation committee and are based upon: (1) the employee's importance to ENBC and the Restructuring; (2) the marketability of the employee's skills and the likelihood that he or she might leave ENBC; and (3) the financial constraints currently imposed upon ENBC. As set forth on the Schedule of Payments, the amount of each Stay Bonus is based on a fraction of each Critical Employee's current regular annual base salary. The Stay Bonuses are in addition to any other bonuses to which a Critical Employee may otherwise be entitled.

     4.   Payment Date. Each Critical Employee will be paid his or her Stay
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Bonus on the payment dates set forth in the Schedule of Payments. Discretionary
Bonuses will be paid at such time or times as determined by ENBC's Chief Executive Officer in his sole discretion. In the event a Critical Employee is terminated without Cause or resigns for Good Reason, the remaining unpaid portion of his or her Stay Bonus will be payable as if such Critical Employee had remained an employee. In the event a Critical Employee is terminated for Cause or resigns other than for Good Reason prior to the date any portion of the Stay Bonus would otherwise be
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payable, then ENBC shall have no further obligation to pay any remaining portion of the Stay Bonus. Upon the death or total disability of a Critical Employee prior to the completion of the Restructuring, ENBC will pay a prorated portion of the Stay Bonus to the Critical Employee or his or her estate on each date a Stay Bonus payment would otherwise have been payable.

     5.   Definition of "Cause." For the purpose of the Retention Program,
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"Cause" means (1) the willful and continued failure by the Critical Employee to substantially perform the Critical Employee's duties with the Company (other than any such failure resulting from the Critical Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after termination by the Critical Employee for Good Reason) after a written demand for substantial performance is delivered to the Critical Employee by ENBC, which demand specifically identifies the manner in which ENBC believes that the Critical Employee has not substantially performed the duties; (2) the misappropriation of funds or other property of ENBC; (3) the commission of any felony or any crime involving moral turpitude; (4) the commission of fraud or theft; or (5) the material breach by the Critical Employee of any obligation of the Critical Employee under any written confidentiality or non-compete agreement between the Critical Employee and ENBC. For purposes of this definition, (x) no act, or failure to act, on the Critical Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Critical Employee not in good faith and without reasonable belief that the Critical Employee's act, or failure to act, was in the best interest of ENBC and (y) in the event of a dispute concerning the application of this provision, no claim by ENBC that Cause exists shall be given effect unless ENBC establishes by clear and convincing evidence that Cause exists.

     6.   Definition of "Good Reason." For the purpose of the Retention Program,
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Good Reason" means the occurrence (without the Critical Employee's express written consent) of any one of the following acts by ENBC or failures by ENBC to act, unless, in the case of any act or failure to act described in paragraph
(1), (5) or (6) below, such act or failure to act is corrected within 15 days of notice thereof given by the Critical Employee to ENBC: (1) a substantial adverse alteration in the nature or status of the Critical Employee's responsibilities;
(2) a reduction by ENBC in the Critical Employee's annual base salary as in effect on the date of the adoption of this Retention Program or as the same may be increased from time to time; (3) the relocation of the Critical Employee's principal place of employment to a location more than 60 miles from the Critical Employee's existing principal place of employment or ENBC's requiring the Critical Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on ENBC's business to an extent substantially consistent with the Critical Employee's obligations; (4) the failure by ENBC to pay to the Critical Employee any portion of his or her current compensation within seven (7) days of the date such compensation is due; (5) the failure by the Company to continue in effect any compensation plan in which the Critical Employee participates on the date of the adoption of this Retention Program which is material to the Critical Employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by ENBC to continue the Critical Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of Critical Employee's participation relative to other participants; or (6) the failure by ENBC to

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continue to provide the Critical Employee with benefits substantially similar to those enjoyed by the Critical Employee under any of ENBC's life insurance, medical, health and accident, or disability plans (except for across the board changes similarly affecting all management employees of ENBC) or the failure of ENBC to provide the Critical Employee with the number of paid vacation days to which the Critical Employee is entitled in accordance with ENBC's normal vacation policy in effect on the date of the adoption of this Retention Program. The Critical Employee's right to terminate his or her employment for Good Reason shall not be affected by the Critical Employee's incapacity due to physical or mental illness. The Critical Employee's continued employment shall not constitute consent to, or waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by the Critical Employee that Good Reason exists shall be presumed to be correct unless ENBC establishes by clear and convincing evidence that Good Reason does not exist.

     7.   Vacancies in Critical Positions. If the position held by a Critical
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Employee becomes vacant prior to the successful completion of the restructuring and ENBC hires a new employee for, or promotes a current employee to, that position, the appropriate officers of ENBC will be authorized to offer to the new or promoted employee a Stay Bonus up to the amount of the Stay Bonus indicated on the Schedule of Payments for the employee currently holding that position.

     8.   Assurances of Payment. ENBC will take such action as may be reasonably
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required to assure payment of the Stay Bonuses. Without limiting the generality of the foregoing, the appropriate officers of ENBC are expressly authorized to cause the issuance of one or more letters of credit, or similar security, to secure such payment. In the event ENBC seeks to complete the Restructuring pursuant to a reorganization proceeding, ENBC shall seek assumption of the Retention Program as soon as practicable after commencing its case and will seek to have all unpaid Stay Bonuses treated as administrative claims.

     9.   Miscellaneous Provisions.
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          (a)  No eligible employee shall have any right with respect to a Stay
Bonus hereunder until all of the conditions to the receipt of such Stay Bonus have been met.

          (b) ENBC shall have the right to deduct from any payment made under this Employee Retention Program any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

          (c) The expenses of administering the Employee Retention Program shall be borne by ENBC.

          (d) By accepting any benefit under this Employee Retention Program, each eligible employee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Employee Retention Program by ENBC or those administering the Employee Retention Program.

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